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                                                                       Exhibit 3

                                LETTER AGREEMENT

     LETTER AGREEMENT dated as of August 8, 2002 (this "Agreement"), between Ernest H. McKee ("Pledgor") and Stillwater National Bank and Trust Company, Stillwater, Oklahoma (the "Bank").

                                    Recitals

     A. Reference is made to (i) that certain Merger Agreement dated as of the date hereof (the "Merger Agreement"), among L-3 Communications Corporation, a Delaware corporation ("L-3"), Blue Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of L-3 ("Sub"), and Westwood Corporation, a Nevada corporation (the "Company") , and (ii) that certain Stockholders Agreement dated as of the date hereof (the "Stockholders Agreement"), among L-3, Sub, the Company and each of the individuals and other parties listed on Schedule A attached thereto (including Pledgor). Reference also is made to (A) that certain Chattel Pledge and Security Agreement dated as of December 18, 2001, between Pledgor and the Bank (the "Credit Facility Pledge Agreement"), and (B) that certain Assignment of Investment Property/Securities Agreement dated as of March 1, 2002, between Pledgor and the Bank (the "Personal Loan Pledge Agreement", and, together with the Credit Facility Pledge Agreement, the "Pledge Agreements").

     B. The execution and delivery of this Agreement is a condition to and an inducement for Parent and Sub to enter into the Merger Agreement.

     C. Capitalized and other defined terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement or the Stockholders Agreement, as applicable.

     D. These Recitals shall be construed as part of this Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1. Stockholders Agreement.

          (a) The Bank hereby irrevocably and forever: (i) consents to the execution, delivery and performance by the parties to the Stockholders Agreement of the Stockholders Agreement and all the transactions contemplated thereby; and
(ii) waives any provision of any instrument or agreement to which the Bank is a party (including the Pledge Agreements) that conflicts with, or restricts the ability of the parties to the Stockholders Agreement to execute, deliver or perform, the Stockholders Agreement or any of the transactions contemplated thereby.

          (b) In connection with any Option Exercise pursuant to Section 2(i) of the Stockholders Agreement: (i) effective immediately prior to the consummation of the purchase and sale of those Pledged Shares that are subject to such Option Exercise (the "Option Shares"), the Bank hereby agrees that all Share Encumbrances in favor of the Bank in respect of the





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Option Shares are released and terminated automatically and without any further action of the parties hereto; (ii) prior to the consummation of the purchase and sale of the Option Shares, the Bank will deliver to L-3 (or its designees or assignees) all certificates in its possession representing the Option Shares duly endorsed in blank for transfer to L-3 or accompanied by stock powers for the Option Shares duly executed in blank, in proper form for transfer; (iii) effective immediately prior to the consummation of the purchase and sale of the Option Shares, Pledgor hereby assigns to the Bank all his right, title and interest in and to the aggregate purchase price to be paid by L-3 in respect of the Option Shares; and (iv) the Bank shall apply such purchase price as follows: first, to the payment of all amounts owed by Pledgor to the Bank under the Personal Loan Pledge Agreement (it being understood and agreed that Pledgor shall continue to remain liable for any such amounts remaining unpaid after such application); and second, any remaining portion of such purchase price shall be paid over to Pledgor.

          (c) In connection with an Offer pursuant to Section 2(j) of the Stockholders Agreement: (i) effective immediately prior to the consummation of the Offer, the Bank hereby agrees that all Share Encumbrances in favor of the Bank in respect of the Pledged Shares are released and terminated automatically and without any further action of the parties hereto; (ii) prior to the date that is 10 business days after the date on which L-3 or one of its Affiliates commences the Offer, the Bank will deliver to L-3 (or its designees or assignees) all certificates in its possession representing the Pledged Shares duly endorsed in blank for transfer to L-3 (or its designee(s) or assignee(s)) or accompanied by stock powers for the Pledged Shares duly executed in blank, in proper form for transfer; (iii) effective immediately prior to the consummation of the Offer, Pledgor hereby assigns to the Bank all his right, title and interest in and to the aggregate purchase price to be paid by L-3 in respect of the Pledged Shares; and (iv) the Bank shall apply such purchase price as follows: first, to the payment of all amounts owed by Pledgor to the Bank under the Personal Loan Pledge Agreement (it being understood and agreed that Pledgor shall continue to remain liable for any such amounts remaining unpaid after such application); and second, any remaining portion of such purchase price shall be paid over to Pledgor.

     2. Merger Agreement. In connection with the consummation of the Merger pursuant to the Merger Agreement: (i) effective immediately prior to the Effective Time, the Bank hereby agrees that (A) all Share Encumbrances in favor of the Bank in respect of the Pledged Shares are released and terminated automatically and without any further action of the parties hereto, and (B) the Assignment of Life Insurance Policy dated October 25, 2002 relating to the assignment by Pledgor to the Bank of its life insurance policy number 41885856 from Transamerica Occidental Life Insurance Company shall be terminated and of no force and effect automatically and without any further action of the parties hereto; (ii) prior to the Effective Time, the Bank will deliver to L-3 (or its designees or assignees) all certificates in its possession representing the Pledged Shares duly endorsed in blank or accompanied by stock powers for the Pledged Shares duly executed in blank, in proper form for transfer; (iii) effective immediately prior to the Effective Time, Pledgor hereby assigns to the Bank all his right, title and interest in and to the aggregate purchase price to be paid by L-3 in respect of the Pledged Shares; and (iv) the Bank shall apply such purchase price as follows: first, to the payment of all amounts owed by Pledgor to the Bank under the Personal Loan Pledge Agreement (it being understood and agreed that Pledgor shall continue to remain liable for any such amounts remaining unpaid after such


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application); and second, any remaining portion of such purchase price shall be paid over to Pledgor.

     3. Further Assurances. Each of the Bank and Pledgor agrees promptly to execute and deliver such additional and further documents or instruments as may be reasonably required or requested by either party or by L-3 or Sub to effectuate the intent of this Agreement.

     4. Third-Party Beneficiaries. Each of the Bank and Pledgor hereby acknowledges and agrees that (a) L-3 and Sub are entering into the Merger Agreement and the Stockholders Agreement in reliance upon the execution and delivery of Agreement, and (b) L-3 and Sub (and their respective successors and assigns) are third-party beneficiaries of this Agreement.

     5. Amendments. This Agreement may not be amended by the parties without the prior written consent of L-3 and Sub.

     6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA.

     7. Pledge Agreements. Each of the Bank and Pledgor hereby acknowledges and agrees that true, complete and correct copies of the Pledge Agreements are attached hereto as Schedule A.

                                              STILLWATER NATIONAL BANK AND TRUST
                                              COMPANY, STILLWATER, OKLAHOMA


                                              By: /s/ Joe E. Staires
                                                 -------------------------------
                                                 Name:  Joe E. Staires
                                                 Title: Senior Vice President

                                              /s/ Ernest H. McKee
                                              ----------------------------------
                                              ERNEST H. MCKEE


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